EXHIBIT 99.1

                          AMERICAN CARD SERVICES, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

                         UNAUDITED AS OF MARCH 31, 2004

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
American Card Services, Inc.

Orlando, Florida 32819

We have audited the accompanying balance sheets of American Card Services, Inc. as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Card Services, Inc. as of December 31, 2003 and 2002, and the results of operations and cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations during 2003 and 2002 and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                        SAMUEL KLEIN AND COMPANY


Newark, New Jersey
August 6, 2004

                                      AMERICAN CARD SERVICES, INC.

                                             BALANCE SHEETS


                                                                MARCH 31,             DECEMBER 31,
                                                               -----------    --------------------------
ASSETS                                                             2004           2003          2002
------                                                         -----------    -----------    -----------
                                                               (Unaudited)
Current Assets:
  Cash and cash equivalents                                    $    13,010    $    27,903    $    29,483
  Restricted cash                                                    5,000          5,000             --
  Accounts receivable, net                                           7,465            500             --
  Prepaid expenses                                                   3,076          6,079             --
                                                               -----------    -----------    -----------
        Total Current Assets                                        28,551         39,482         29,483

Property and Equipment, Net                                         54,760         57,313             --

Deposits                                                            13,319         13,319             --
                                                               -----------    -----------    -----------

        Total Assets                                           $    96,630    $   110,114    $    29,483
                                                               ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:

  Notes payable                                                $   657,000    $   427,000    $        --
  Capital lease payable                                             17,191         16,804             --
  Due to officers                                                   70,084         77,939         77,939
  Accounts payable                                                 256,615        179,142         42,173
  Accrued expenses payable                                         400,580        361,871        174,375
  Customer deposit                                                  17,400         17,400             --
  Deferred revenue                                                 103,380        110,855             --
                                                               -----------    -----------    -----------
        Total Current Liabilities                                1,522,250      1,191,011        294,487

Long-Term Liabilities:

  Capital lease payable                                             25,495         29,755             --
  Notes payable related parties                                    475,000        430,000        200,000
                                                               -----------    -----------    -----------
        Total Liabilities                                        2,022,745      1,650,766        494,487
                                                               -----------    -----------    -----------
Commitments and Contingencies

Stockholders' Equity (Deficit):
  Preferred stock ($.01 par value, 500,000 shares
    authorized, no shares issued or outstanding)                        --             --             --
  Common stock ($.01 par value, 5,000,000 shares
    authorized, 1,326,076 ,1,326,076 and 328,817 shares
    issued and outstanding at March 31, 2004, December
     31, 2003 and December 31, 2002, respectively)                  13,261         13,261          3,288
  Additional paid-in-capital                                       716,434        712,200          4,903
  Unamortized finance costs on notes payable                       (58,836)       (83,836)
  Retained earnings (deficit)                                   (2,596,974)    (2,182,277)      (473,195)
                                                               -----------    -----------    -----------
        Total Stockholders' Equity (Deficit)                    (1,926,115)    (1,540,652)      (465,004)
                                                               -----------    -----------    -----------

        Total Liabilities and Stockholders' Equity (Deficit)   $    96,630    $   110,114    $   323,970
                                                               ===========    ===========    ===========



--------------------
The accompanying notes are an integral part of these financial statements.

                                  AMERICAN CARD SERVICES, INC.

                                    STATEMENTS OF OPERATIONS


                                                                                      FOR THE
                                                                                      PERIOD
                                                                                       FROM
                                                                                     INCEPTION
                                                                      FOR THE       (SEPTEMBER
                                       FOR THE THREE MONTHS ENDED    YEAR ENDED     6, 2002) TO
                                                 MARCH 31,           DECEMBER 31,   DECEMBER 31,
                                       --------------------------    --------------------------
                                           2004           2003           2003           2002
                                       -----------    -----------    -----------    -----------
                                               (Unaudited)
Revenues                               $    27,030    $       150    $   110,869    $    27,625
Cost of Sales                                4,137           --           14,391         22,575
                                       -----------    -----------    -----------    -----------
Gross Profit                                22,893            150         96,478          5,050
                                       -----------    -----------    -----------    -----------

Costs and Expenses:

  General and administrative               378,464        236,403      1,692,348        472,395
  Depreciation expense                       2,553          4,418
                                       -----------    -----------    -----------    -----------
        Total Costs and Expenses           381,017        236,403      1,696,766        472,395
                                       -----------    -----------    -----------    -----------
Net Loss from Operations                  (358,124)      (236,253)    (1,600,288)      (467,345)
                                       -----------    -----------    -----------    -----------
Other Revenue (Expense):
  Miscellaneous revenue                         11             --             --             --
  Interest and finance costs               (56,584)        (8,731)      (108,794)        (5,850)
                                       -----------    -----------    -----------    -----------
                                           (56,573)        (8,731)      (108,794)        (5,850)
                                       -----------    -----------    -----------    -----------
Net Loss before Provision for
  Income Tax                              (414,697)      (244,984)    (1,709,082)      (473,195)
Provision for Income Tax                        --             --             --             --
                                       -----------    -----------    -----------    -----------
Net Loss                               $  (414,697)   $  (244,984)   $(1,709,082)   $  (473,195)
                                       ===========    ===========    ===========    ===========
Loss per Share:
  Basic and diluted loss per share     ($     0.31)   ($     0.75)   ($     5.15)   ($     2.30)
                                       ===========    ===========    ===========    ===========
  Weighted average basic and diluted
    common shares outstanding            1,326,076        328,817        331,549        206,077
                                       ===========    ===========    ===========    ===========



--------------------
The accompanying notes are an integral part of these financial statements.


                                                 AMERICAN CARD SERVICES, INC.

                                         STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                        FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                            UNAUDITED AS TO INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004



                                                           COMMON STOCK
                                                          PAR VALUE $.01
                                             ---------------------------------------                     TOTAL
                                                              COMMON      ADDITIONAL   AMORTIZATION     RETAINED     STOCKHOLDERS'
                                                NUMBER        STOCK        PAID-IN      OF FINANCE      EARNINGS       EQUITY
                                              OF SHARES       AMOUNT       CAPITAL         COSTS       (DEFICIT)      (DEFICIT)
                                             -----------   -----------   -----------   -----------    -----------    -----------
Balances, Inception September 6, 2002                 --   $        --   $        --   $        --    $        --      $      --

Issuance of Common Stock                         328,817         3,288         4,903            --          8,191

Net Loss for the Period Ended
  December 31, 2002                                   --            --            --            --       (473,195)      (473,195)
                                             -----------   -----------   -----------   -----------    -----------    -----------
Balances, December 31, 2002                      328,817         3,288         4,903            --       (473,195)      (465,004)

Stock Issued in Settlement of
  Deferred Salaries                              231,509         2,315       574,038            --             --        576,353

Stock Issued for other compensation              765,750         7,658        30,630            --             --         38,288

Issuance of stock warrants                            --            --         2,629            --             --          2,629

Unamortized finance costs on notes payable            --            --       100,000      (100,000)            --             --

Amortization of finance costs                         --            --            --        16,164           --           16,164

Net Loss for the Year Ended
  December 31, 2003                                   --            --            --            --     (1,709,082)    (1,709,082)
                                             -----------   -----------   -----------   -----------    -----------    -----------
Balances December 31, 2003                     1,326,076        13,261       712,200       (83,836)    (2,182,277)    (1,540,652)

Issuance of stock warrants                            --            --         4,234                                       4,234

Amortization of finance costs                         --            --            --        25,000                        25,000

Net Loss for the Three Months Ended
  March 31, 2004                                      --            --            --            --       (414,697)      (414,697)
                                             -----------   -----------   -----------   -----------    -----------    -----------
Balances, March 31, 2004                       1,326,076   $    13,261   $   716,434   $   (58,836)   $(2,596,974)   $(1,926,115)
                                             ===========   ===========   ===========   ===========    ===========    ===========




--------------------
The accompanying notes are an integral part of these financial statements.

                                             AMERICAN CARD SERVICES, INC.

                                               STATEMENTS OF CASH FLOWS



                                                                                                            FOR THE
                                                                                                             PERIOD
                                                                                                           INCEPTION
                                                               FOR THE THREE MONTHS ENDED    FOR THE      (SEPTEMBER
                                                                        MARCH 31,          YEAR ENDED     6, 2002) TO
                                                               -------------------------   DECEMBER 31,   DECEMBER 31,
                                                                   2004          2003         2003            2002
                                                               -----------    ----------   -----------    -----------
                                                                      (Unaudtied)
Cash Flows from Operating Activities:

  Net Loss                                                     $  (414,697)   $ (244,984)  $(1,709,082)   $  (473,195)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                                  2,553                       4,418             --
      Compensation costs of common stock
        and common stock warrants issued to consultants              4,233                      40,916          6,191
      Amortization expense of finance costs                         25,000                                     16,164

      Changes in assets and liabilities, net of effect from:

          Increase in restricted cash                                   --            --        (5,000)            --
          Decrease (increase) in accounts receivable                (6,965)           --       (14,925)            --
          Increase (decrease) in accounts receivable
            allowance                                                   --            --        14,425             --
          (Increase) decrease in prepaid expenses                    3,003       (12,360)       (6,079)            --
          Increase in deposits                                          --            --       (13,319)            --

          Increase (decrease) in accounts payable
            and accrued expenses payable                           116,182       208,503     1,052,819        216,548
          Increase (decrease) in deferred revenue
            and customer deposit                                    (7,475)       21,500       128,255             --
                                                               -----------    ----------   -----------    -----------
              Net cash used in operating activities               (278,166)      (27,341)     (491,408)      (250,456)
                                                               -----------    ----------   -----------    -----------

Cash Flows from Investing Activities:
  Cash proceeds from officer's loan                                     --            --            --         91,422
  Repayment of officer's loan                                       (7,855)           --            --        (13,483)
                                                               -----------    ----------   -----------    -----------
              Net cash provided by (used in)
                investing activities                                (7,855)           --            --         77,939
                                                               -----------    ----------   -----------    -----------

Cash Flows from Financing Activities:
  Cash proceeds from notes payable related party                    55,000            --       295,000        200,000
  Principle payment on notes payable related party                 (10,000)           --       (65,000)            --
  Cash proceeds from notes payable                                 230,000            --       275,000             --
  Payment of capital lease payable                                  (3,872)           --       (15,172)            --
  Issuance of common stock                                              --            --            --          2,000
                                                               -----------    ----------   -----------    -----------
              Net cash provided by financing activities            271,128            --       489,828        202,000
                                                               -----------    ----------   -----------    -----------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                                      (14,893)      (27,341)       (1,580)        29,483

Cash and Cash Equivalents, beginning of period                      27,903        29,483        29,483             --
                                                               -----------    ----------   -----------    -----------
Cash and Cash Equivalents, end of period                       $    13,010    $    2,142   $    27,903    $    29,483
                                                               ===========    ==========   ===========    ===========

Supplementary Disclosure of Cash Flow Information:
  Cash paid during the period for:
    Income taxes                                               $        --    $       --   $        --    $        --
                                                               ===========    ==========   ===========    ===========
    Interest                                                   $    14,309    $       --   $     4,977    $        --
                                                               ===========    ==========   ===========    ===========
Supplemental Disclosures of Noncash
  Investing and Financing Activities:

    Common stock warrants issued for services                  $     4,233    $       --   $     2,629    $        --
                                                               ===========    ==========   ===========    ===========
    Common stock issued in exchange for accounts
      payable and deferred compensation                        $        --    $       --   $   728,354    $        --
                                                               ===========    ==========   ===========    ===========
    Common stock issued for services                           $        --    $       --   $    38,287    $   168,620
                                                               ===========    ==========   ===========    ===========
    Capital lease obligation for property and equipment        $        --    $       --   $    61,732    $        --
                                                               ===========    ==========   ===========    ===========
    Recognition of finance costs on note payable               $        --    $       --   $   100,000    $        --
                                                               ===========    ==========   ===========    ===========


--------------------
The accompanying notes are an integral part of these financial statements.

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

American Card Services, Inc. (ACS) was incorporated in Delaware on September 6, 2002 (inception). The principal and operating office is in Orlando, Florida. ACS markets a proprietary stored-value debit card product designed to be purchased and loaded at participating retail outlets.

On May 12, 2004 American Card Services Inc. and ACS Holdings, Inc (formerly maxxZone.com, Inc), a publicly held Nevada corporation, completed an asset purchase agreement. The asset purchase transaction will be accounted for as a purchase The stockholders of American Card Services, Inc. received 3,570,000,000 shares of common stock of ACS Holdings, Inc., the prior stockholders of ACS Holdings, Inc (formerly maxxZone.com, Inc) retained 210,000,000 shares and in addition 420,000,000 shares of ACS Holdings, Inc. were issued to consultants for services in connection with the asset purchase transaction resulting in the current stockholders of American Card Services, Inc. owning approximately 85% of ACS Holdings, Inc. common stock.

The asset purchase transaction will be accounted for as a purchase with American Card Services ,Inc. deemed the acquiror for accounting and financial reporting purposes. However since the shareholders of American Card Services. Inc. will own approximately 85% of the outstanding shares of reorganized ACS Holdings, Inc. no step up in basis or goodwill will be recorded. This accounting treatment is in accordance with the Securities and Exchange Commission Staff Members position that the acquisition by a public shell of the assets of a business of a private company should be accounted for at historical cost and accounted for as a reverse merger.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses payable, approximate fair value because of their short maturities.

Revenue Recognition

ACS revenues arise from two primary sources: card pack sales to distributors and recurring fees. ACS recognizes revenue on card pack sales upon shipment. Transaction fee revenue will be recognized when received.

Use of Management's Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004
                                   (Continued)


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments

The Company accounts for its investments in debt and equity securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale.

Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale, along with any investments in equity securities. Securities available for sale are carried at fair value, with unrealized gains and losses, net of income taxes, reported as a separate component of Stockholders' Equity (Deficit).

Property and Equipment

Property and equipment are recorded at cost and are being depreciated for financial accounting purposes on the straight-line method over their respective estimated useful lives ranging from five to nine years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in the results of operations.

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Depreciation of leased equipment under capital leases is included in depreciation.

Product Development

Costs incurred in conjunction with the development of new products are charged to expense as incurred. Material software development costs subsequent to the establishment of technological feasibility will be capitalized. Based upon the Company's product development process, technological feasibility is established upon the completion of a working model. To date attainment of technological feasibility and general release to customers have substantially coincided.

Impairment of Long-Lived Assets

As of September 6, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", (SFAS 144). Pursuant to SFAS 144, long-lived assets, or asset groups and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted cash flows resulting from the use of the asset, or asset groups, and its eventual disposition. Measurement of an impairment loss for long-lived assets, or asset groups, and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets, or asset groups and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 "Reporting on Comprehensive Income", (SFAS 130). This statement establishes rules for the reporting of comprehensive income and its components which require that certain items such as foreign currency translation adjustments, unrealized gains and losses on certain investments in debt and equity securities, minimum pension liability adjustments and unearned compensation expense related to stock issuances to employees be presented as separate components of stockholders' equity (deficit). The adoption of SFAS 130 had no impact on total shareholders' equity (deficit).

Stock-Based Compensation

The Company follows Accounting Principles Board Opinion No. 25, (APB 25), "Accounting for Stock Issued to Employees" in accounting for future employee stock warrants plans. Under APB 25, when the exercise price of the Company's employee stock options equals or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004
                                   (Continued)


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation (Continued)

In accounting for options granted to persons other than employees, the provisions of Financial Accounting Standards Board Statement No. 123, (FASB
123), "Accounting for Stock Based Compensation" are applied in accordance with FASB 123 at the fair value of these options.

Earnings (Loss) Per Share

The Company calculates earnings (loss) per share in accordance with SFAS No. 128, "Computation of Earnings Per Share" and SEC Staff Accounting Bulletin No.
98. Basic earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period.

Common equivalent shares consist of incremental common shares issuable upon the conversion of the Preferred Stock (using the if-converted method) and shares issuable upon the exercise of stock options (using the treasury stock method); common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", (SFAS 109). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Start-Up Activities

The American Institute of Certified Public Accountants issued Statement of Position 98-5 "Reporting the Costs of Start-Up Activities", (SOP 98-5). SOP 98-5 requires start-up costs, as defined, to be expensed as incurred and is effective for financial statements for fiscal years beginning after December 15, 1998. The Company expensed all start-up costs as incurred in accordance with this statement and therefore the issuance of SOP 98-5 will have no material impact on the Company's financial statements.

Recent Accounting Pronouncements

In January, 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51", which provides guidance on the identification of and reporting for variable interest entities. Interpretation No. 46 expands the criteria for consideration in determining whether a variable interest entity should be consolidated. Interpretation No. 46 is effective immediately for variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The Company does not expect the adoption of Interpretation No. 46 to have a significant impact on its future results of operations or financial position.

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004
                                   (Continued)


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In May, 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with characteristics of both Liabilities and Equity", (SFAS 150). SFAS 150 requires that certain financial instruments, which under previous guidance could be accounted for as equity, be classified as liabilities in statements of financial position (balance sheets). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective for the Company in the third quarter of the year ended December 31, 2003. The adoption of SFAS 150 had no impact on the Company's financial position or results of operations for the year ended December 31, 2003, and the Company does not expect the adoption of this pronouncement to have any impact on its future financial position or results of operations.

2.   GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $2,596,974 for the period from September 6, 2002 (inception) to March 31, 2004, and has had limited sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through debt and/or equity financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

3.   RESTRICTED CASH

The Company is required to maintain a clearing account for debit card transactions with the issuing bank. The Company has to maintain a minimum balance in this account, and that balance, along with any debit card user transactions that have not cleared is restricted. As of March 31, 2004 and December 31, 2003, the restricted account balance was $5,000.

4.   ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable consist of the following at:

                                   MARCH 31,           DECEMBER 31,
                                   ---------       ---------------------
                                     2004          2003          2002

Accounts Receivable Trade            $21,890       $14,925       $    --
Less:  Allowances                     14,425        14,425            --
                                   ---------       -------       -------
                                     $ 7,465       $   500       $    --
                                   =========       =======       =======

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

4. ACCOUNTS RECEIVABLE (CONTINUED)

The Company provided for estimated doubtful accounts through charges to selling, general and administrative expenses for $ - 0 - , $14,425 and $ - 0 - for the periods ended March 31, 2004,December 31, 2003 and 2002, respectively, and wrote-off $ - 0 - against this allowance for these periods.

5.   INVENTORIES

ACS did not carry any inventories at December 31, 2003 and 2002. ACS products are retain debit card packs. The initial card pack supply was sold in a single transaction to a third party and is being repurchased on an as-needed basis under a contract at a fixed rate per pack until the stock is exhausted. As future inventories are added, the Company will account for these products at the lower of cost or market on a first-in, first-out basis.

6.   PROPERTY AND EQUIPMENT

Property and equipment, at cost, and their respective useful lives consist of the following at:



                                                   DECEMBER 31,     ESTIMATED
                                     MARCH 31, ------------------    USEFUL
                                       2004      2003      2002       LIVES
                                     -------   -------   --------   --------

Office furniture and fixtures        $24,003   $24,003   $     --       9
Office equipment                      37,729    37,729         --       5
                                     -------   -------   --------
                                      61,732    61,732         --

Less:  Accumulated depreciation        6,972     4,419         --
                                     -------   -------   --------
                                     $54,760   $57,313   $     --
                                     =======   =======   ========


7. CONCENTRATION OF CREDIT RISK

The Company deals with a limited number of distributors, all of which are evaluated as acceptable credit risks. Through December 31, 2003, all material revenue was generated through distributorships and some direct sales. ACS cards are issued by a single institution, Key Bank, a part of KeyCorp. KeyCorp is a Fortune 500 company. ACS does not anticipate any credit risk from this relationship.

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004
                                   (Continued)


8.   RELATED PARTY TRANSACTION

Walter H. Roder, II is the founder, Chairman and President of the Company. Either directly, or indirectly, he provided initial capitalization and substantial financing for the Company. He also negotiated substantially all financing not provided directly or indirectly. Mr. Roder, through an affiliate, has billed the Company for consulting services and expenses aggregating approximately $145,000 and $77,950 during the periods ended December 31, 2003 and 2002 which remain unpaid. The Company also owed Mr. Roder and affiliates
$430,000 and $200,000 in notes payable at December 31, 2003 and 2002, respectively, and approximately $63,500 and $5,900 in accrued interest at December 31, 2003 and 2002, respectively.

9. PROVISION FOR INCOME TAXES

For the periods from inception (September 6, 2002) to March 31, 2004 the Company had accumulated losses of $2,596,974. No federal tax expense or benefit has been recorded in the financial statements due to the uncertainty of future operations.

10.  DEBT

Total debt consists of the following at:

                                                               DECEMBER 31,
                                            MARCH 31,     ---------------------
                                               2004          2003       2002
                                            ---------     ---------   ---------

Notes   payable   to   related   parties
convertible   to  warants  to   purchase
shares  of common  stock at  $0.075  per
share due in 2008, interest rate at Wall
Street Journal prime plus 5% with an 18%
maximum                                     $ 475,000     $ 430,000   $ 200,000

Short-term note payable to an individual
due October  23,2004 with  interest only
for six months from  October  23,2003 at
12%,   security  interest  in  company's
assets                                        175,000       175,000          --

Short-term  notes  payable  issued  with
14,312 mandatory redeemable common stock
warrants (see note 12) due May 2004 with
interest only at 15% for six months from
November   ,2003    collateralized    by
subordinated    security   interest   in
Company assets and personal guarantee of
Walter H. Roder, II                           100,000       100,000          --

Short-term  notes  payable with interest
at 15%;  due in one year from January to
March,2004       collateralized       by
subordinated    security   interest   in
Company assets                                230,000            --          --

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004
                                   (Continued)

10.  DEBT (Continued)



                                                                       DECEMBER 31,
                                                     MARCH 31,   -----------------------
                                                       2004         2003         2002
                                                    ----------   ----------   ----------
Demand note payable due with interest at 18%. The
Company did not make scheduled principal and
interest payments and is in default                 $  152,000   $  152,000   $       --
                                                    ----------   ----------   ----------
                                                     1,132,000      857,000      200,000

Current portion of debt                                657,000      427,000           --
                                                    ----------   ----------   ----------

Long-term portion of debt                           $  475,000   $  430,000   $  200,000
                                                    ==========   ==========   ==========

Capital  leases payable for office
 furniture and equipment,  dated between
 June and November 2003, with terms
   from 26 to 36 months, monthly
   payments total $1,945                            $   42,686   $   46,559   $       --

Current portion                                         17,191       16,804           --
                                                    ----------   ----------   ----------
Long-term portion                                   $   25,495   $   29,755   $       --
                                                    ==========   ==========   ==========


The following sets forth scheduled debt retirement over the next five years:

                                                     MARCH 31,   DECEMBER 31,
                                                       2004         2003
                                                    ----------   ----------
   2004                                             $  674,191   $  443,804
   2005                                                 20,405       19,858
   2006                                                  5,090        9,896
   2007                                                     --           --
   2008                                                475,000       43,000


Also in connection with the Company's purchase transaction, a dispute exists with four lenders who have made loans totaling $300,000 ($100,000 of which were outstanding at December 31, 2003) and who claim that $100,000 is in default. The same individuals claim that they are entitled to receive various warrants under the terms of the loan notes. The Company acknowledges that it is currently in default at to $100,000 of the notes but believes that it is not obligated to issue any warrants. Counsel has advised the Company that it is under no legal obligation to issue any warrants to these lenders.

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004
                                   (Continued)

11.  COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject from time to time to litigation arising from the normal course of business. In management's opinion, any such contingencies would be covered under its existing insurance policies or would not materially affect the Company's financial position or results of operations.

The Company and Mr. Roder, along with a distributor and one of its executives, are named as defendants in a suit filed by Marquez Brothers, Inc. in the California Superior Court on May 27, 2004. The suit claims damages of less than $100,000, and alleges that the distributor's executive and the Company provided false and misleading information which resulted in a financial loss to the claimant. The Company does not believe it supplied inaccurate information and intends an aggressive defense. The possibility of an unfavorable outcome is mitigated by cross-claim amounts that may be recovered from codefendants, and the Company recorded $25,000 as an expense in the year ended December 31, 2003 to cover this claim.

Commitments

ACS has an agreement with its debit card issuer, Key Bank. This agreement provides for transaction fees based on volume, subject to monthly minimum fees of $5,000 beginning with the fourth month of the agreement and $7,500 after the six month.

ACS entered into a purchase and repurchase agreement with an entity on March 31, 2003 to obtain working capital. The purchaser purchased 150,000 card packs for $2.80 each ($420,000). The excess of "sales price" over the cost of the card packs under this agreement was recorded as deferred revenue. The Company was obligated under the agreement to repurchase the card packs over the next nine months at $2.80 per pack. The Company defaulted on its repurchase agreement. The parties are in negotiation to resolve this matter amicably, and the Company is optimistic that it will be successful in doing so.

In addition to the repurchase, the Company agreed to pay the purchaser a percentage of its fee revenue from activated cards for a period of time not to exceed 18 months from the repurchase date. As a further inducement, for each card pack purchased, the Company granted the purchaser a warrant for the purchase of Company stock exercisable at a price not to exceed $0.375 each. Further, the purchaser was given the option of converting money owed by the Company into warrants under the same terms. Such warrants may also be redeemed for cash after 18 months.

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004
                                   (Continued)


11.  COMMITMENTS AND CONTINGENCIES (Continued)

Operating Leases

The Company leases office equipment and office space under noncancellable leases that expire through the year 2006. In addition to minimum rentals, there are executory costs such as increases in real estate taxes, insurance and common area maintenance from the base year on the offices lease. Rent expense under these leases totaled $43,923 for the year 2003. Future minimum annual rental payments under these operating leases are as follows:

                                                     MARCH 31,   DECEMBER 31,
                                                       2004         2003
                                                    ----------   ----------
   2004                                             $   69,162   $   68,675
   2005                                                 71,158       70,657
   2006                                                 30,446       47,662
                                                    ----------   ----------
                                                    $  170,766   $  186,994
                                                    ==========   ==========


12.  STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

The authorized capital stock of the Company consists of 500,000 shares of preferred stock, par value $.01 per share and 5,000,000 shares of common stock par value $.01 per share.

 During 2002 the Company issued 205,000 shares of its common stock to the founders of the Company for cash received of $2,000.

At December 30, 2002 the Company issued to employees and consultants 123,817 shares of its common stock for services and other consideration valued at $160,962.

At December 31, 2003 the Company issued 765,750 shares of its common stock for services and other consideration provided to the Company valued at $38,288.

Effective December 31,2003 the Company issued 231,509 shares of its common stock in settlement of $576,354 accrued wages payable to employees. This was done in anticipation of a planned business combination and as part of negotiation to effect such a transaction which occurred on May 12, 2004

                          AMERICAN CARD SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                         UNAUDITED AS OF MARCH 31, 2004
                                   (Continued)


12.  STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

Warrants:

During November 2003 in connection with the issuance of $100,000 notes payable the Company issued 14,312 of its common stock warrants exercisable at $.01 until November 2006. In addition these warrants are redeemable by the Company at the holder's option at $7. per share .The Company recorded $100,000 additional finance cost associated with notes payable due to the mandatory redemption feature of these warrants (approximately 14,312 warrants at $7). The Company recorded the $100,000 as unamortized finance costs and is amortizing these costs over the one year period through November 2004.

At December 31, 2003 the Company issued 205,615 of its common stock warrants to employees and consultants for services and other considerations provided to the company exercisable for five years at a price of $1.

During the first quarter of 2004 the Company issued 105,828 of its common stock warrants exercisable for 2 years at $.01. The company recorded an expense of $.04 per warrant for the difference between the estimated market value of the Company's common stock ($.05) and $.01 exercisable price.

Because the business  combination was done as an asset purchase transaction (See
Note 13), the Company has been advised by its legal counsel that the Company's common stock options and warrants outstanding are not assumed obligations of maxxZone.Com, Inc. which changed its name to ACS Holdings, Inc.

13.  SUBSEQUENT EVENTS (UNAUDITED)

In April 2004 the Company issued 1,476,130 shares of its common stock to employees and consultants for services and other considerations provided to the company valued at $71,488

On May 12, 2004 American Card Services Inc. and ACS Holdings, Inc (formerly maxxZone.com, Inc), a publicly held Nevada corporation, completed an asset purchase agreement. The asset purchase transaction will be accounted for as a purchase The stockholders of American Card Services, Inc. received 3,570,000,000 shares of common stock of ACS Holdings, Inc., the prior stockholders of ACS Holdings, Inc (formerly maxxZone.com, Inc) retained 210,000,000 shares and in addition 420,000,000 shares of ACS Holdings, Inc. were issued to consultants for services in connection with the asset purchase transaction resulting in the current stockholders of American Card Services, Inc. owning approximately 85% of ACS Holdings, Inc. common stock.

The asset purchase transaction will be accounted for as a purchase with American Card Services ,Inc. deemed the acquiror for accounting and financial reporting purposes. However since the shareholders of American Card Services. Inc. will own approximately 85% of the outstanding shares of reorganized ACS Holdings, Inc. no step up in basis or goodwill will be recorded. This accounting treatment is in accordance with the Securities and Exchange Commission Staff Members position that the acquisition by a public shell of the assets of a business of a private company should be accounted for at historical cost and accounted for as a reverse merger.